                                                                    EXHIBIT 20.3

                                     UCFC
                               UCFC Loan Trust
                                Series 1996-A

                       Statement To Certificateholders


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Distribution Date:               September 16, 1996
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LOAN GROUP 1 PRINCIPAL BALANCE:                                  306,271,043.42
TOTAL PRINCIPAL:                                                   4,246,527.54
PREPAYMENTS:                                                       3,672,231.27
NET LIQUIDATION PROCEEDS:                                                  0.00
TOTAL INTEREST:                                                    1,698,088.94

LOAN GROUP 2 PRINCIPAL BALANCE:                                   94,882,975.05
TOTAL PRINCIPAL:                                                   1,205,984.54
PREPAYMENTS:                                                       1,115,790.67
NET LIQUIDATION PROCEEDS:                                                  0.00
TOTAL INTEREST:                                                      490,357.31


CLASS A-1 CARRY-FORWARD AMOUNT:                                            0.00
CLASS A-2 CARRY-FORWARD AMOUNT:                                            0.00
CLASS A-3 CARRY-FORWARD AMOUNT:                                            0.00
CLASS A-4 CARRY-FORWARD AMOUNT:                                            0.00
CLASS A-5 CARRY-FORWARD AMOUNT:                                            0.00
CLASS A-6 CARRY-FORWARD AMOUNT:                                            0.00
CLASS A-7 CARRY-FORWARD AMOUNT:                                            0.00
CLASS A-8 CARRY-FORWARD AMOUNT:                                            0.00
CLASS A-9 CARRY-FORWARD AMOUNT:                                            0.00





SUBSTITUTION AMOUNTS GROUP 1:                                              0.00
LOAN PURCHASE PRICES GROUP 1:                                              0.00

SUBSTITUTION AMOUNTS GROUP 2:                                              0.00
LOAN PURCHASE PRICES GROUP 2:                                              0.00


RESERVE ACCOUNT BALANCE:                                          20,271,608.05

INSURED PAYMENT GROUP 1:                                                   0.00
INSURED PAYMENT GROUP 2:                                                   0.00


SERVICING FEES DUE GROUP 1:                                          129,382.32
SERVICING FEES DUE GROUP 2:                                           41,371.64

GUARANTEE FEES DUE GROUP 1:                                                0.00
GUARANTEE FEES DUE GROUP 2:                                                0.00

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                                        (c) COPYRIGHT 1996 Bankers Trust Company

                                     UCFC
                               UCFC Loan Trust
                                Series 1996-A

                       Statement To Certificateholders


- ----------------------------------------------------------------------------------------------
Distribution Date:               September 16, 1996
- ----------------------------------------------------------------------------------------------
NET REALIZED LOSSES GROUP 1:                                                          0.00
NET REALIZED LOSSES GROUP 2:                                                          0.00


CUMULATIVE RESERVE ACCOUNT WITHDRAWALS:                                               0.00


SUBORDINATED AMOUNT:                                                         68,000,000.00

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DELINQUENT AND                                                                        LOANS
FORECLOSURE LOAN                       30 TO 59        60 TO 89     90 AND OVER        IN
INFORMATION                              DAYS            DAYS         DAYS         FORECLOSURE
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PRINCIPAL BALANCE - GROUP 1          8,658,101.01   2,593,082.15  4,561,494.50        0.00
NUMBER OF LOANS                               203             60            94           0
PRINCIPAL BALANCE - GROUP 2          1,735,780.37     881,351.83  1,394,422.48        0.00
NUMBER OF LOANS                                27             12            18           0
AGGREGATE PRINCIPAL  BALANCE        10,393,881.38   3,474,433.98  5,955,916.98        0.00
AGGREGATE NUMBER OF LOANS                     230             72           112

Note: Quantity and Principal Balance of Foreclosures are Included in the Delinquency Figures.
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LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 1:                                                41
PRINCIPAL BALANCE OF LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 1:                 2,055,474.71

LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 2:                                                 3
PRINCIPAL BALANCE OF LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 2:                   132,069.64




REO LOANS - GROUP 1:                                                                     1
PRINCIPAL BALANCE OF REO LOANS - GROUP 1:                                        57,773.45

REO LOANS - GROUP 2:                                                                     0
PRINCIPAL BALANCE OF REO LOANS - GROUP 2:                                             0.00




BOOK VALUE OF REO PROPERTY:                                                           0.00
REO PROCEEDS:                                                                         0.00

REO PROPERTY MATTERS:                           (SEE ATTACHMENTS IF ANY)

OTHER FORECLOSURE INFORMATION:                  (SEE ATTACHMENTS IF ANY)
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                                        (c) COPYRIGHT 1996 Bankers Trust Company

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